Exhibit 10(gggg)

FPIC INSURANCE GROUP, INC.

AMENDED AND RESTATED DIRECTOR STOCK PLAN

FPIC INSURANCE GROUP, INC.

AMENDED AND RESTATED DIRECTOR STOCK PLAN

1.	PURPOSE

    1.1  The purpose of the FPIC Insurance Group, Inc. Amended and Restated Director Stock Plan is to provide an incentive to Directors of the Company who are in a position to contribute materially to expanding and improving the Company’s profits, to aid in attracting and retaining Directors of outstanding ability and to encourage ownership of Shares by Directors. The Plan originally became effective on January 13, 1996. The Plan, as amended and restated, is effective as of April 22, 2005, subject to the approval of the amended and restated Plan by the shareholders of the Company. The Plan shall remain in effect as provided in Section 15.2 herein.

2.	DEFINITIONS

    2.1  For purposes of the Plan, the following terms shall have the definition that is attributed to them, unless another definition is clearly indicated by a particular usage and context.

            (a)  "Award" means a grant of Restricted Stock, Contingent Stock, an Option or an SAR.

            (b)  "Board" means the Company’s Board of Directors.

            (c)  "Code" means the Internal Revenue Code of 1986, as amended.

            (d)  "Committee" means the Committee, as specified in Section 3.1, appointed by the Board to administer the
Plan.

            (e)  "Company" means FPIC Insurance Group, Inc.

            (f)  "Contingent Stock" means stock issued, subject to certain conditions, to a Grantee pursuant to Section 9 hereof.

            (g)  "Directors" means the members of the Board and members of the Board of Directors of First Professionals Insurance Company, Inc. who are not also members of the Board, in each case who are not employees either of the Company or an affiliate thereof.

            (h)  "Dividend Equivalent" means, with respect to Shares subject to an Award, a right to be paid an amount equal to the dividends declared and paid on an equal number of outstanding Shares.

            (i)  "Fair Market Value" means on, or with respect to, any given date:

(i)	If the Shares are listed on a national stock exchange, the closing market price of such Shares as reported on the composite tape for issues listed on such exchange on such date or, if no trades shall have been reported for such date, on the next preceding date on which there were trades reported; provided, that if no such quotations shall have been made within the 10 business days preceding such date, Fair Market Value shall be determined under (iii) below.

(ii)
If the Shares are not listed on a national stock exchange but are traded on the over-the-counter market, the mean between the closing dealer bid and asked price of such Shares of Common Stock as reported by the National Association of Securities Dealers through their Automated Quotation System for such date, or if no quotations shall have been made on such date, on the next preceding date on which there were quotations; provided that, if no such quotations shall have been made within the 10 business days preceding such date, Fair Market Value shall be determined under (iii) below.

(iii)
If (i) or (ii) do not apply, the Fair Market Value of a Share without regard to any control premium or discount for lack of control as determined by the Committee in good faith consistent with the valuation by the Company as provided by a third party appraiser for other corporate purposes before adjustments or any discounts applied due to lack of marketability. The Committee may rely upon the most recent valuation and there shall be no requirement to cause a more recent valuation to be made.

            (j)  "Grantee" means a Director who has received an Award.

            (k)  "Option" means the right to purchase from the Company Shares at a specified price and subject to the terms of the Plan and such other conditions and restrictions as the Committee deems appropriate.

            (l)  "Option Price" means the purchase price per Share subject to an Option.

            (m)  "Optionee" means a Director who has been awarded an Option under the Plan.

            (n)  "Optioned Shares" means Shares subject to outstanding Options.

            (o)  "Permanent and Total Disability" shall have the same meaning as given to that term by Code Section 22(e)(3) and any regulations or rulings promulgated thereunder.

            (p)  "Plan" means the FPIC Insurance Group, Inc. Amended and Restated Director Stock Plan, as amended from time to time.

            (q)  "Restricted Stock" means Shares issued, subject to restrictions, to a Grantee pursuant to Section 10 hereof.

            (r)  "SAR" means a stock appreciation right.

            (s)  "Share" means one share of $0.10 par value common stock of FPIC Insurance Group, Inc.

3.	ADMINISTRATION

    3.1  The Plan shall be administered by the Board or such committee as the Board shall select consisting solely of two or more members of the Board. The Board or any such committee, as the case may be, shall be referred to as the “Committee” for purposes of this Plan. To the extent a Committee other than the Board is authorized to administer the Plan, the members of such Committee shall be appointed from time to time by and shall serve at the discretion of, the Board.

    3.2  The action of a majority of the Committee at which a quorum is present, or acts reduced to or so approved in writing by a majority of the Committee, shall be the valid acts of the Committee.

    3.3  The Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to:

            (a)  conclusively interpret the provisions of the Plan and any agreement entered into under the Plan and to decide all questions of fact arising in its application;

            (b)  determine the individuals to whom Awards shall be made under the Plan;

            (c)  determine the type of Award to be made to such Directors and the amount, size and terms of each
        Award;

            (d)  determine the time when Awards will be granted to Directors; and

            (e)  make all other determinations necessary or advisable for the administration of the Plan.

4.	ELIGIBILITY

    4.1  Each Grantee shall be a Director.

5.	SHARES SUBJECT TO THE PLAN; ANTI-DILUTION ADJUSTMENTS

    5.1  Subject to adjustment pursuant to Section 5.5 hereof, the aggregate number of Shares that may be issued under Awards granted pursuant to the Plan shall not exceed 915,000 Shares.

    5.2  Shares may be authorized and unissued Shares or treasury shares.

    5.3  The maximum number of Shares that may be awarded pursuant to the Contingent Stock or Restricted Stock Award provisions of Sections 9 and 10 shall be twenty-five percent (25%) of the total Shares authorized for issuance under the Plan.

    5.4  Any Shares subject to an Award that for any reason expires or is terminated unexercised or unvested as to such Shares shall not be treated as having been issued under the Plan. Similarly, Shares withheld by the Company upon exercise of an Option to satisfy the Option Price shall not be treated as having been issued under the Plan.

    5.5  In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting the Shares, such adjustment shall be made in the number and kind of Shares that may be delivered under the Plan as set forth in Section 5.1 and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Option Price, grant price or other price of Shares subject to outstanding Awards, any performance conditions relating to Shares, the market price of Shares, or per-Share results and other terms and conditions of outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number.

6.	AWARDS UNDER THE PLAN

    6.1  Awards under the Plan may be in the form of Options, Contingent Stock, Restricted Stock and SARs, or such other forms as the Committee may in its discretion deem appropriate but in any event that are consistent with the Plan's purpose, including any combination of the above.

7.	STOCK OPTIONS

    7.1  Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall from time to time approve, which agreements shall contain or shall be subject to the following terms and conditions, whether or not such terms and conditions are specifically included therein:

            (a)  Number of Shares. Each Option shall state the number of Shares to which it pertains.

            (b)  Date. Each Option shall state the effective date of grant of the Option.

            (c)  Option Price. Each Option shall state the Option Price. Except for Options adjusted or granted pursuant to Section 5.5 herein and replacement Options granted in connection with a merger, acquisition, reorganization or similar transaction, the Option Price of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of such Share on the day the Option is granted.

            (d)  Exercise of Option. Options granted pursuant to the Plan shall not be exercisable until such Options are vested. Any person entitled to exercise an Option may do so in whole or in part by delivering a written notice of exercise to the Company, attention Corporate Secretary, at its principal executive office located at 225 Water Street, Suite 1400, Jacksonville, Florida 32202. The written notice shall specify the number of Shares for which an Option is being exercised and shall be accompanied by provision for full payment of the Option Price for the Shares being purchased. The Option Price of an Option shall be payable to the Company: (a) in cash or its equivalent, (b) by tendering (or attesting to the ownership of) Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price, (c) by broker-assisted cashless exercise, (d) in any other manner then permitted by the Committee, or (e) by a combination of any of the permitted methods of payment. The Committee may limit any method of payment, other than that specified under (a), for administrative convenience, to comply with applicable law, or for any other reason.

            (e)  Transfer of Option. Options may be transferred by the Optionee only during his or her lifetime to any member of his or her immediate family or a trust established for the exclusive benefit of one or more members of his or her immediate family or to a former spouse pursuant to a domestic relations order. For purposes of this Section, the term "immediate family" is defined as an Optionee’s spouse, children, stepchildren, grandchildren (including relationships arising from legal adoption) and parents. Upon an Optionee’s death, Options are transferable by will or the law of descent and distribution. Otherwise, Options shall not be transferable by the Optionee.

            (f)  Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any Optioned Shares until the date of the issuance of a stock certificate to him for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 5.5; provided, however, at the discretion of the Committee, an Award of Options may provide the Optionee with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Optionee and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish.

            (g)  Duration of Option. Each Option shall be for a term of up to 10 years from the effective date of grant, except as provided in Section 7.2(b).

            (h)  Vesting. The vesting schedule of an Option granted under this Plan shall be determined by the Committee, in its sole discretion, upon granting of the Option. Except as otherwise provided by the Committee, a Director shall forfeit any unvested Options upon termination of service as a Director.

            (i)  Other Provisions. Options authorized under the Plan may contain any other provisions or restrictions as the Committee in its sole and absolute discretion shall deem advisable. The Company may place such restriction legends on stock certificates representing the Shares as the Company, in its sole discretion, deems necessary or appropriate to reflect restrictions under the securities laws or this Plan.

    7.2  Except as otherwise determined by the Committee, an Option may be terminated as follows:

            (a)  During the period of continuous service as a Director, an Option will be terminated only if it has been fully exercised or has expired by its terms.

            (b)  Upon termination of service as a Director for any reason, the Option will terminate upon the earlier of (i) the full exercise of the Option, (ii) the expiration of the Option by its terms, or (iii) two years following the date of termination of service as a Director.

            (c)  If an Optionee shall die or become subject to Permanent and Total Disability prior to the termination of an Option, such Option may be exercised to the extent that the Optionee shall have been entitled to exercise it at the time of death or Permanent and Total Disability, as the case may be, by the Optionee, the estate of the Optionee or the person or persons to whom the Option may have been transferred; provided, however, such right must be exercised, if at all, within the period set forth in Section 7.2(b).

7.3  Except as otherwise expressly provided in the written agreement with the Optionee referred to in Section 7.1 hereof and except as provided in this Section and in Section 5.5, in no event will the continuation of the term of an Option beyond the date of termination of service allow the Director, or his transferees, beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Option than could have been purchased on the day that service as a Director was terminated.

8.	STOCK APPRECIATION RIGHTS

    8.1  SARs shall be evidenced by SAR agreements in such form and not inconsistent with the Plan, as the Committee shall approve from time to time.

    8.2  The Committee shall, in its sole discretion, determine the amount of an SAR to be granted to a Director.

    8.3  An SAR may be granted in tandem with an Option or on a free-standing basis. An SAR shall entitle the Grantee, subject to such terms and conditions determined by the Committee, to receive a payment equal to all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares at the time of the surrender, as determined by the Committee, over (ii) one hundred percent (100%) of the Fair Market Value of such Shares at the time the right was granted, subject to adjustment pursuant to Section 5.5.

    8.4  Except for SARs adjusted or granted pursuant to Section 5.5 and replacement SARs granted in connection with a merger, acquisition, reorganization or similar transaction, the grant price of an SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of an SAR granted in tandem with an Option shall equal the Option Price of the related Option.

    8.5  SARs shall be granted for a period of not more than 10 years and shall be exercisable in whole or in part, at such time or times and subject to such other terms and conditions as shall be prescribed by the Committee at the time of grant.

    8.6  Each SAR agreement shall set forth the extent to which the Grantee shall have the right to exercise the SAR following termination of service as a Director. Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), need not be uniform among all SARs granted pursuant to the Plan or among Grantees and may reflect distinctions based on the reasons for termination.

    8.7  At the discretion of the Committee, an Award of an SAR may provide the Grantee with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Grantee and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish.

    8.8  Upon exercise of an SAR, payment shall be made in the form of common stock of the Company (determined based on the Fair Market Value of a Share on the date of exercise), cash, or a combination thereof, as the Committee may determine.

9.	CONTINGENT STOCK AWARDS

    9.1  Contingent Stock Awards under the Plan shall be evidenced by Contingent Stock agreements in such form and not inconsistent with the Plan, as the Committee shall approve from time to time.

    9.2  The Committee shall, in its sole discretion, determine the amount of a Contingent Stock Award to be granted to a Director.

    9.3  Contingent Stock Awards made pursuant to this Plan shall be subject to such terms, conditions and restrictions, including without limitation, substantial risks of forfeiture and transfer restrictions, as shall be determined by the Committee. The Committee shall have the power to permit, in its discretion, an acceleration of the applicable restriction period with respect to any part or all of the Award to any Director.

    9.4  The Contingent Stock agreement shall specify the terms and conditions upon which any restrictions on the right to receive Shares representing Contingent Stock Awards under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, Shares shall be issued to the Director or such Director’s legal representative.

    9.5  Each Contingent Stock agreement shall set forth the extent to which the Director shall have the right to receive unvested Contingent Stock following termination of service as a Director. Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), shall be included in the Contingent Stock agreement entered into with each Director, need not be uniform among all Shares of Contingent Stock issued pursuant to the Plan and may reflect distinctions based on the reasons for termination of service.

    9.6  At the discretion of the Committee, a Contingent Stock Award may provide the Grantee with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Grantee and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish.

10.	RESTRICTED STOCK AWARDS

   10.1  Restricted Stock Awards under the Plan shall be evidenced by Restricted Stock agreements in such form and not inconsistent with the Plan, as the Committee shall approve from time to time.

    10.2  The Committee shall, in its sole discretion, determine the amount of a Restricted Stock Award to be granted to a Director.

    10.3  Restricted Stock Awards made pursuant to this Plan shall be subject to such terms, conditions and restrictions, including without limitation, substantial risks of forfeiture and transfer restrictions, as shall be determined by the Committee. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the Award to any Director. Upon issuance of a Restricted Stock Award, Shares will be issued in the name of the recipient. Unless otherwise determined by (and/or subject to such restrictions as may be imposed by) the Committee, during the restriction period, the recipient shall have the rights of a shareholder for all such Shares of Restricted Stock, including the right to vote and the right to receive dividends thereon as paid.

    10.4  Each certificate evidencing stock subject to Restricted Stock Awards shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. Any attempt to dispose of stock in contravention of such terms, conditions and restrictions shall be ineffective. The Committee may adopt rules that provide that the certificates evidencing such Shares may be held in custody by a bank or other institution, or that the Company may itself hold such Shares in custody, until the restrictions thereon shall have lapsed and may require as a condition of any Award that the recipient shall have delivered a stock power endorsed in blank relating to the stock covered by such Award.

    10.5  The Restricted Stock agreement shall specify the terms and conditions upon which any restrictions on the right to receive Shares representing Restricted Stock awarded under the Plan shall lapse as determined by the Committee. Upon the lapse of such restrictions, Shares which have not been delivered to the recipient or such recipient’s legal representative shall be delivered to the recipient or such recipient’s legal representative.

    10.6  Each Restricted Stock agreement shall set forth the extent to which the Director shall have the right to receive unvested Restricted Stock following termination of service as a Director. Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), shall be included in the Restricted Stock agreement entered into with each Director, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan and may reflect distinctions based on the reasons for termination of service.

11.	NONASSIGNABILITY

    11.1  Except as specifically provided in Section 7.1(e), no Award or benefit under the Plan shall be assignable or transferable by the recipient thereof except by will or by the laws of descent and distribution. During the life of the recipient, such Award shall be exercisable only by such person or by such person’s guardian or legal representative.

12.	AMENDMENT OR DISCONTINUANCE OF PLAN

    12.1  The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with the National Association of Securities Dealers Automated Quotation, Inc. (Nasdaq) listing standards or any rule promulgated by the United States Securities and Exchange Commission or any securities exchange on which the Shares are listed shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

    12.2  No termination, amendment or modification of the Plan or of any Award shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Director holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

13.	NO OBLIGATION TO EXERCISE OPTION OR SAR

    13.1  The granting of an Option or an SAR shall impose no obligation upon the Grantee to exercise such Option or SAR.

14.	RIGHTS OF A SHAREHOLDER

    14.1  Except as otherwise specifically provided in the Plan (including the rights provided in Section 10 of this Plan as it pertains to Restricted Stock Awards), the recipient of any

Award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for Shares of common stock are issued to such recipient.

15.	EFFECTIVE DATE; DURATION OF THE PLAN

    15.1  The Plan originally became effective as of January 13, 1996. The Plan was amended and restated effective as of April 22, 2005.

    15.2  Subject to the right of the Board to terminate the Plan at any time pursuant to Section 12.1 herein, the Plan shall remain in effect until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.

16.	EFFECT OF PLAN

    16.1  The granting of an Award pursuant to the Plan shall not give the Grantee any right to similar grants in future years or any right to be retained as a Director.

17.	SUCCESSORS

    17.1  All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the "Company" herein and in any Award agreements shall be deemed to refer to such successors.

18.	LEGAL CONSTRUCTION

    18.1  Gender, Number and References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to a Section of the Plan either in the Plan or any Award agreement or to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such Section of the Plan, act, code, section, rule or regulation, as may be amended from time to time, or to any successor Section of the Plan, act, code, section, rule or regulation.

    18.2  Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

    18.3  Requirements of Law. The granting of Awards and the issuance of Shares or cash under the Plan shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

    18.4  Governing Law. To the extent not preempted by federal law, the Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Florida, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

    18.5  Nonexclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

    18.6  Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Any provision that would cause the Plan or any Award granted hereunder to fail to satisfy Code Section 409A shall have no force or effect until amended to comply with Code Section 409A, which amendment may be retroactive to the extent permitted by Code Section 409A. No amendment to the Plan made pursuant to the amendment and restatement approved by the Board on April 22, 2005 shall be applicable to an Award then outstanding to the extent such amendment would cause the Award to become subject to Code Section 409A.